                                                 File No. 70-5862

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 ______________________________

                 POST-EFFECTIVE AMENDMENT NO. 10
                               TO
                            FORM U-1
                 ______________________________


                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

                       OHIO POWER COMPANY
         301 Cleveland Avenue, S.W., Canton, Ohio 44702
           (Name of company filing this statement and
             address of principal executive office)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           American Electric Power Service Corporation
            1 Riverside Plaza, Columbus, Ohio  43215

           Jeffrey D. Cross, Assistant General Counsel
           American Electric Power Service Corporation
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)




     The undersigned Ohio Power Company ("OPCo") hereby amends its Application or Declaration on Form U-1 in File No. 70-5862, as heretofore amended, as follows:
     By amending and restating the third sentence in the first paragraph which was added at the end of ITEM 1E. DETERMINATION OF BARGE RATES as follows:
          "Therefore, OPCo proposes that the provision for cost of capital applicable to its investment in the Cook Coal Terminal would be adjusted on an annual basis, determined as set forth in Appendix A attached hereto."
                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 10 to be signed on its behalf by the undersigned thereunto duly authorized.
                              OHIO POWER COMPANY


                              By_/s/ G. P. Maloney_____
                                 Vice President

Dated:  September 22, 1995
                                                       70-5862.10